Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS
OF
FORBES ENERGY SERVICES LTD.
A Delaware Corporation

Page

ARTICLE ONE OFFICES		2
1.01	Registered Office and Agent	2
1.02	Other Offices	2

ARTICLE TWO STOCKHOLDERS		2
2.01	Annual Meetings	2
2.02	Special Meetings	2
2.03	Notice of Stockholder Business and Nominations to be Brought Before a Meeting of Stockholders	2
2.04	Place of Meetings	6
2.05	Notice	7
2.06	Voting List	7
2.07	Voting of Shares	8
2.08	Inspectors	8
2.09	Quorum	8
2.10	Majority Vote; Withdrawal of Quorum	8
2.11	Method of Voting; Proxies	9
2.12	Closing of Transfer Books; Record Date	9
2.13	Officers' Duties at Meetings	9

ARTICLE THREE DIRECTORS		10
3.01	General Powers	10
3.02	Number	10
3.03	Election; Term; Qualification	10
3.04	Changes in Number	10
3.05	Removal	10
3.06	Vacancies	10
3.07	Place of Meetings	10
3.08	Regular Meetings	11
3.09	Special Meetings; Notice	11
3.10	Quorum; Majority Vote	11
3.11	Procedure; Minutes	11
3.12	Action by Directors Without Meeting	11
3.13	Compensation	12
3.14	Defect in Appointment	12
3.15	Validity of Prior Acts of the Board	12

ARTICLE FOUR COMMITTEES
4.01	Committees of the Board of Directors	12
4.02	Number; Qualification; Term	12
4.03	Conduct of Business	13

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ARTICLE FIVE GENERAL PROVISIONS RELATING TO MEETINGS		13
5.01	Manner of Giving Notice	13
5.02	Waiver of Notice	13
5.03	Telephone or Remote Communication Meetings	13

ARTICLE SIX OFFICERS AND OTHER AGENTS		14
6.01	Number; Titles; Election; Term; Qualification	14
6.02	Removal	14
6.03	Vacancies	14
6.04	Authority	14
6.05	Compensation	14
6.06	Bonds of Officers	14
6.07	Delegation	14
6.08	Chairman of the Board	14
6.09	President	15
6.10	Vice Presidents	15
6.11	Secretary	15
6.12	Treasurer	15
6.13	Assistant Officers	16

ARTICLE SEVEN INDEMNIFICATION AND EXCULPATION		16
7.01	Indemnification	16
7.02	Insurance	16
7.03	Prepayment of Expenses	16
7.04	Vesting	17
7.05	Enforcement	17
7.06	Nonexclusive	17
7.07	Permissive Indemnification	17
7.08	Definitions	18

ARTICLE EIGHT CERTIFICATES AND SHARES		18
8.01	Certificated Shares	18
8.02	Stock Certificates	18
8.03	Issuance	18
8.04	Consideration for Shares	18
8.05	Fractional Shares	18
8.06	Lost, Stolen, or Destroyed Certificates	18
8.07	Transfer of Shares	19
8.08	Registered Stockholders	19
8.09	Legends	19
8.10	Regulations	19

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ARTICLE NINE MISCELLANEOUS PROVISIONS		19
9.01	Dividends	19
9.02	Books and Records	20
9.03	Fiscal Year	20
9.04	Appointment of Auditor	20
9.05	Seal	20
9.06	Attestation by the Secretary	20
9.07	Resignation	20
9.08	Securities of Other Corporations	20
9.09	Invalid Provisions	21
9.10	Headings; Table of Contents	21
9.11	Gender	21

iii

SECOND AMENDED AND RESTATED BYLAWS
OF
FORBES ENERGY SERVICES LTD.
A Delaware Corporation
PREAMBLE
These Second Amended and Restated Bylaws (these “Bylaws”) of Forbes Energy Services Ltd. (the “Corporation”) are subject to, and governed by, the Delaware General Corporation Law, as amended from time to time (the “DGCL”), and the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate, such provisions of the DGCL or the Certificate, as the case may be, will be controlling.

Article 1
OFFICES
1.01    Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Delaware.
1.02    Other Offices. The Corporation may also have offices at such other places, both within and outside the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE 2
STOCKHOLDERS
2.01    Annual Meetings. An annual meeting of stockholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.
2.02    Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Chief Executive Officer, the Chairman of the Board, or the Board. In addition, so long as Ascribe Capital LLC (“Ascribe”) and Solace Capital Partners, L.P. (“Solace”, and together with Ascribe and certain funds or accounts advised or sub-advised by Ascribe or Solace, the “Investors”) collectively own directly or indirectly at least 25% of the issued and outstanding Common Stock (as defined in the Certificate) entitled to vote at such meeting, special meetings of the stockholders, unless otherwise prescribed by statute, shall be called by the Secretary upon the request in writing of a stockholder or stockholders of record holding at least thirty percent (30%) of the voting power of the issued and outstanding Common Stock entitled to vote at such meeting. Only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting.
2.03    Notice of Stockholder Business and Nominations to be Brought Before a Meeting of Stockholders.

(a)
Nominations of persons for election to the Board, or the proposal of other business to be considered by the stockholders, may be made at an annual meeting of stockholders only if properly brought before the meeting in accordance with this Section 2.03. To be properly brought before an annual meeting of stockholders, any director nominations or other business must be (i)  specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board pursuant to a resolution duly adopted with respect thereto or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of the shares of the Corporation) both at the time of giving the notice provided for in this Section 2.03 and at the time of the annual meeting, (B) is entitled to vote at the annual meeting and (C) has complied with this Section 2.03 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose other business to be brought before an annual meeting of stockholders.

(b)
To properly bring business, including nominations of directors, before an annual meeting of stockholders, a stockholder must provide (i) Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) any updates or supplements to such notice at the times and in the forms required by this Section 2.03. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 nor more than 150 days before the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by the stockholder, to be timely, must be so delivered, or mailed and received, not less than 90 nor more than 150 days before such annual meeting or on or before the tenth day following the day on which public announcement of the date of such meeting was first made. Any notice of nominations or other business within the time periods described above is a “Timely Notice” for purposes of such nomination or other business. The adjournment or postponement of an annual meeting of stockholders, or the announcement thereof, shall not commence a new period for the giving of Timely Notice as described above.

(c)
At a special meeting of stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting of stockholders, business (other than procedural matters) must be specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 2.05. Nominations of persons for elections to the Board may not be made at a special meeting of stockholders unless directors are to be elected pursuant to the Corporation’s notice of meeting. In such case, any stockholder who (i) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of the shares of the Corporation) both at the time of giving the notice provided for in this Section 2.03 and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) has complied with this Section 2.03 as to such nomination may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting.

(d)
If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder meeting the criteria in Section 2.03(c) above may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice with respect to any nomination is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 nor more than 150 days before the close of business on the day before the special meeting or on or before the tenth day following the day on which public announcement of the date of such meeting was first made. The adjournment or postponement of a special meeting of stockholders, or the announcement thereof, shall not commence a new period for the giving of Timely Notice as described above.

(e)	To be in proper form for purposes of this Section 2.03, a stockholder’s notice to the Secretary of the Corporation must
(1)    set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of the stockholder, as they appear in the records of the Corporation, and the name and address of such beneficial owner, (ii) the class and number of shares of the Corporation which are held of record by such stockholder as of the date of the notice and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of the Corporation held of record on such record date, (iii) the class and number of shares of the Corporation which are held of record or are beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such beneficial owner as of the date of the notice and a representation that the stockholder will notify the Corporation within five (5) business days after the record date for such meeting of the class and number of shares of the Corporation beneficially owned by such stockholder and such beneficial owner on such record date, (iv) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and (v) such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 2.03 shall set forth the name of the nominee(s), the address and the principal occupation or employment of each;
(2)    set forth, as to the stockholder giving the notice or, if given on behalf of a beneficial owner, as to the beneficial owner on whose behalf the nomination or proposal is made, (i) any agreements, arrangements or understandings entered into by the stockholder or beneficial owner, as appropriate, and its affiliates with respect to equity securities of the Corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (ii) to the extent not covered in clause (i) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D as in existence on the date of the adoption of these Bylaws or any similar successor provision (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and (iii) a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the information set forth in clauses (i) and (ii) above as of such record date;
(3)    if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and the beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(4)    set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K as in existence on the date of the adoption of these Bylaws or any similar successor provision if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(5)    set forth a representation that such stockholder intends to appear at the meeting to bring such nomination or other business before such meeting;
(6)    set forth such other information as may reasonably be required by the Board as described in the Corporation’s proxy statement for the preceding year’s annual meeting; and

(7)    be followed, within five (5) business days after the record date for such meeting, by the written notice providing the information described in clauses (1) and (2) above.
The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(f)
Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Except as provided by law, the Certificate or these Bylaws, the determination of whether any business sought to be brought before any annual meeting of stockholders or special meeting of stockholders is properly brought before such meeting in accordance with this Section 2.03 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, such presiding officer will so declare to the meeting and any such business will not be conducted or considered.

(g)
This Section 2.03 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this Section 2.03, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.03. Nothing in this Section 2.03 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h)
For purposes of this Section 2.03, the term “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or l5(d) of the Exchange Act.

2.04    Place of Meetings. The annual meeting of stockholders may be held at any place within or outside the State of Delaware designated by the Board. Special meetings of stockholders may be held at any place within or outside the State of Delaware designated by the person or persons calling such special meeting as provided in Section 2.01 above. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein. The Board may determine that a meeting may be held solely by means of remote communication in accordance with Delaware law.

2.05    Notice.

(a)
Except as otherwise provided by law, written or printed notice stating the place, the date, the hour, the means of remote communication (if any), and the record date for determining the stockholders entitled to vote at the meeting, of each meeting of the stockholders and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than 60 days before the date of the meeting, either personally, by electronic transmission or by mail, by or at the direction of the Chief Executive Officer, the Secretary, or the person or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If two or more persons are registered as joint holders of any shares, notice to any one of them shall be sufficient to constitute notice to all the holders of such shares.

(b)
At least twenty (20) days’ notice of an annual or special meeting at which (i) a merger, (ii) a conversion, (iii) a consolidation in which the Corporation is a constituent corporation, or (iv) the sale of all or substantially all of the assets of the corporation (each, a “Fundamental Business Transaction”) is being submitted to the stockholders for approval as required by the DGCL shall be given to each stockholder of the Corporation, regardless of whether the stockholder is entitled to vote on the matter. The notice shall provide the information required in Section 2.05(a) and shall also state that the purpose, or one of the purposes, of the meeting is to consider the Fundamental Business Transaction. If the Fundamental Business Transaction is a merger or conversion, the notice shall contain or be accompanied by a copy or summary of the plan of merger or conversion, as appropriate, and shall describe any right of dissent and appraisal provided by the DGCL.

2.06    Voting List. Not later than the eleventh day before the date of each meeting of the stockholders, the Secretary of the Corporation or the transfer agent shall prepare or cause to be prepared an alphabetical list of the stockholders entitled to vote at the meeting or at any adjournment of the meeting. The list shall state (a) the address of each stockholder, (b) the class of shares held by each stockholder, (c) the number of shares held by each stockholder and (d) the number of votes that each stockholder is entitled to if such number is different from the number of shares held by such stockholder. The Corporation shall not be required to include any electronic contact information of any stockholder on the list. The list shall be kept on file at the registered office or principal executive office of the Corporation and shall be subject to inspection by any stockholder during usual business hours for at least ten (10) days before the date of the meeting. Alternatively, the list of stockholders may be kept on a reasonably accessible electronic network if the information required to gain access to the list is provided with notice of the meeting. The Corporation shall take reasonable measures to ensure that any list available on an electronic network is available only to stockholders of the Corporation. The list shall be produced at the meeting, and at all times during such meeting shall be subject to inspection by any stockholder. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list. Failure to comply with the requirements of this Section 2.06 shall not affect the validity of any action taken at such meeting.

2.07    Voting of Shares. Treasury shares, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares standing in the name of another domestic or foreign corporation of any type or kind (other than as described in the prior sentence) may be voted by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate served by him and are in the possession of such estate. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.
2.08    Inspector. In advance of any meeting of stockholders, the Board by resolution or the Chairman or Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
2.09    Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate, or these Bylaws. If a quorum shall not be present or represented at any meeting of stockholders, a majority of the stockholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which could have been transacted at the original meeting, if a quorum had been present or represented.
2.10    Majority Vote; Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting, any question proposed for the consideration of the stockholders shall be decided by the affirmative votes of a majority of the votes cast, unless the question is one on which, by express provision of law, the Certificate, or these Bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of stockholders which may leave less than a quorum remaining.

2.11    Method of Voting; Proxies. Unless otherwise specified in any outstanding series of preferred stock, every stockholder of record shall be entitled at every meeting of stockholders to one vote on each matter submitted to a vote, for every share standing in his name on the original stock transfer books of the Corporation except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate. Such stock ledger shall be the only evidence as to the identity of stockholders entitled to vote. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram or other form of electronic transmission, including telephone text transmission, by the stockholder, or an email, photographic, photostatic, facsimile or similar reproduction of a writing executed by the stockholder shall be treated as an execution in writing for purposes of this Section 2.11. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the stockholder. Each such proxy shall be filed with the Secretary of the Corporation as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Corporation in relation to the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
2.12    Record Date. The Board may fix in advance a date as the record date for any determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for the determination of stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the resolution of the Board declaring such distribution or share dividend is adopted shall be the record date for such determination of stockholders.
2.13    Officers’ Duties at Meetings. The Chairman of the Board or, in his absence, any other party designated by the Board in advance of the meeting of stockholders shall preside at the meeting of stockholders and shall automatically be the Chairman of such meeting. The Secretary shall prepare minutes of each meeting of stockholders. In the absence of any such officer, such officer’s duties shall be performed by some person or persons elected by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy. Annual and special meetings of stockholders generally shall follow accepted rules of practice and procedure for the orderly conduct of stockholder meetings.

ARTICLE 3
DIRECTORS

3.01    General Powers. The business, property and affairs of the Corporation shall be managed by or be under the direction of the Board, and subject to the restrictions imposed by law, the Certificate, or these Bylaws, the Board may exercise all the powers of the Corporation.
3.02    Number. The number of directors which shall constitute the Board shall be as provided in the Certificate of Incorporation.
3.03    Election; Term; Qualification. Where the number of persons validly proposed for election or re-election as a director is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) shall be elected as directors, and an absolute majority of the votes cast shall not be necessary. At each annual meeting of stockholders, directors of the applicable class whose term is then expiring shall be elected to hold office until the third following annual meeting of stockholders and until their successors are duly qualified and elected or appointed or their office is otherwise vacated. No director need be a stockholder, a resident of the State of Delaware, or a citizen of the United States.
3.04    Changes in Number. No decrease in the number of directors constituting the entire Board shall have the effect of shortening the term of any incumbent director. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Certificate, any newly created directorship(s) of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or by the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the Certificate.
3.05    Removal. At any meeting of stockholders called expressly for that purpose, any director may be removed for cause by an affirmative vote by stockholders of a majority of the shares then entitled to vote on the election of directors; provided however that notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to remove the director and a summary of the basis for the proposed removal and be served on such director not less than thirty (30) days before such meeting and at such meeting the director shall be entitled to be heard on the motion for such director's removal.
3.06    Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been chosen expires, with each director to hold office until his or her successor shall have been duly elected and qualified. A vacancy shall be deemed to exist by reason of the death, resignation, removal in accordance with the provisions of these Bylaws, or upon an increase in the number of directors by amendment of these Bylaws.
3.07    Place of Meetings. The Board may hold its meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places within or outside the State of Delaware as the Board may from time to time determine.

3.08    Regular Meetings. The Board shall hold regular meetings at the time and place as the Board may fix or as may be specified in a notice of meeting. Notice of regular meetings of the Board needs to be given to all members of the Board.
3.09    Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board or any two (2) of the directors. The person or persons calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each director at least two (2) days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of any special meeting.
3.10    Quorum; Majority Vote. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, the Chairman or a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Certificate, or these Bylaws.
3.11    Procedure; Minutes. At meetings of the Board, business shall be transacted in such order as the Board may determine from time to time. The Chairman of the Board shall preside at the meetings. In his absence at any meeting, any officer authorized by these Bylaws or any member of the Board selected by the members present shall preside. The Secretary or, in his absence, the Assistant Secretary of the Corporation shall act as secretary at all meetings of the Board. In their absence, the presiding officer of the meeting may designate any person to act as secretary. The Secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.
3.12    Action by Directors Without Meeting.

(a)
Written Consents. Any action which may be taken, or is required by law, the Certificate, or these Bylaws to be taken, at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such directors, as the case may be, and may be stated as such in any document filed with the Secretary of State of Delaware or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each director signs one of the counterparts. Any photographic, photostatic, facsimile or similarly reliable reproduction of a consent in writing signed by a director may be substituted or used instead of the original writing. The signed consent shall be placed in the minute books of the Corporation.

(b)
Electronic Consents. A telegram, telex, cablegram, electronic mail or other electronic transmission by a director consenting to an action to be taken is considered to be written, signed, and dated for the purposes of these Bylaws if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director, and the date on which the director transmitted the transmission. The date of transmission shall be deemed to be the date on which the consent was signed.
3.13    Compensation. Directors, in their capacity as directors, may receive, by resolution of the Board, a fixed sum and expenses of attendance, if any, for attending meetings of the Board, any committee meeting, or any other meeting in connection with the business of the Corporation or their duties as directors. Directors may also receive an annual retainer. Such compensation may include stock options, restricted stock, restricted stock units and other equity based awards. No member of the Board that is also an employee of the Corporation shall receive compensation for service as a member of the Board.
3.14    Defect in Appointment. All acts done in good faith by the Board, any director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers shall, or any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of such director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director or act in the relevant capacity.

3.15    Validity of Prior Acts of the Board.  No amendment to these Bylaws adopted after the date of adoption of these Second Amended and Restated Bylaws shall invalidate any prior act of the Board which would have been valid if such amendment had not been adopted.
ARTICLE 4
COMMITTEES
4.01    Committees of the Board of Directors. The Board may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternative member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in place of the absent or disqualified member.
4.02    Number; Qualification; Term. Each committee shall consist of such number of directors as the Board may determine or as may be required by applicable law or the listing requirements of the NASDAQ Stock Market or the NASDAQ Capital Market, as applicable, or any other exchange on which the Corporation's shares are traded. The number of committee members may be increased or decreased from time to time by the Board. Each committee member shall serve as such until the earliest of (a) his successor is duly elected and qualified, (b) his resignation as a committee member or as a director or (c) his removal, as a committee member or as a director.

4.03    Conduct of Business    . Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-half of the members shall constitute a quorum unless the committee shall consist of one member, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee.
ARTICLE 5
GENERAL PROVISIONS RELATING TO MEETINGS
5.01    Manner of Giving Notice. Whenever by law, the Certificate, or these Bylaws, notice is required to be given to any stockholder, director or committee member, such notice may be given by any method permitted by law, including electronic transmission so long as any requisite consent of the recipient has been obtained. A stockholder or director may specify the form of electronic transmission to be used to communicate notice and may revoke this consent by written notice to the Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid, and addressed as aforesaid. Any notice required or permitted to be given by electronic transmission, including telephone text transmission, is deemed given when the notice is (i) transmitted to a facsimile or telephone text number provided by the stockholder, director or committee member for the purpose of receiving notice; or (ii) transmitted to an electronic mail address provided by the stockholder, director or committee member for the purpose of receiving notice.
5.02    Waiver of Notice. Whenever by law, the Certificate, or these Bylaws, any notice is required to be given to any stockholder, director or committee member of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a stockholder, director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The business to be transacted at or the purpose of a regular or special meeting of stockholders, directors or committee members is not required to be specified in a written waiver of notice or a waiver by electronic transmission.
5.03    Telephone or Remote Communication Meetings. Directors or committee members may participate in and hold a meeting by means of a conference telephone or other means of remote communication equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE 6
OFFICERS AND OTHER AGENTS
6.01    Number; Titles; Election; Term; Qualification. The Board may elect or appoint officers of the Corporation as it deems appropriate, which officers shall be a Chief Executive Officer and President, a Secretary, one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board shall determine, including to the extent so designated, any Executive Vice President or Senior Vice President). The Corporation may also have a Chairman of the Board, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers and such agents as the Board may from time to time elect or appoint. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or his earlier resignation or termination. Any person may hold any number of offices. No officer or agent need be a stockholder, a director, a resident of the State of Delaware or a citizen of the United States.
6.02    Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
6.03    Vacancies. Any vacancy occurring in any office of the Corporation for any cause may be filled by appointment of the Chief Executive Officer, subject to ratification by the Board.
6.04    Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board not inconsistent with these Bylaws.
6.05    Compensation. The salaries or other compensation of the officers shall be fixed from time to time by the Board or the compensation committee appointed by the Board, consistent with any legal or stock exchange requirements.
6.06    Bonds of Officers. The Board may secure the fidelity of any officer of the Corporation by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board.
6.07    Delegation. The Board may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer.
6.08    Chairman of the Board. The Chairman of the Board shall have such powers and duties as may be prescribed by the Board and these Bylaws. In the absence of the Chairman of the Board, or if the directors neglect or fail to elect a Chairman of the Board, then the Chief Executive Officer, if he is a member of the Board, shall automatically serve as the Chairman of the Board.

6.09    Chief Executive Officer and President. Unless and to the extent that such powers and duties are expressly delegated by the Board to a Chairman of the Board the President shall be the Chief Executive Officer of the Corporation and, subject to the supervision of the Board, shall have general management and control of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees (other than officers) and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the Board with respect to continued suspension, removal, or reinstatement of such officer. The President may, without limitation, agree upon and execute orders, bonds, contracts, agreements and other obligations in the name of the Corporation.
6.10    Vice Presidents. Each Vice President shall have such powers and duties as may be prescribed by the Board or as may be delegated from time to time by the Chairman of the Board or the Chief Executive Officer and (in the order as designated by the Board, or in the absence of such designation, the most senior Executive Vice President, and in the absence of any Executive Vice President, the most senior Senior Vice President) shall exercise the powers of the Chief Executive Officer during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of the Chief Executive Officer at the time such action was taken. A Vice President may sign, with the Secretary of the Corporation or an Assistant Secretary of the Corporation, certificates of stock of the Corporation.
6.11    Secretary. The Secretary shall keep the minutes of all meetings of the stockholders, of the Board, and all committees of the Board, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary shall be custodian of the corporate records and of the seal, if any, of the Corporation and see, if the Corporation has a seal, that, when required, the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation has been duly authorized. The Secretary or the Corporation’s transfer agent and registrar shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Corporation as the Board may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours. The Secretary in general is authorized to perform such other duties and powers as the Board, the Chairman of the Board or the Chief Executive Officer from time to time may assign to or confer on him.
6.12    Treasurer. The Treasurer, if any, and in the absence of a Treasurer, the chief financial officer of the Corporation, shall keep complete and accurate records of account, showing at all times the financial condition of the Corporation. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall furnish at meetings of the Board, or whenever requested, a statement of the financial condition of the Corporation, and is authorized to perform such other duties as these Bylaws may require or the Board, the Chairman of the Board or the Chief Executive Officer may assign.

6.13    Assistant Officers. Any Assistant Secretary or Assistant Treasurer appointed by the Board shall have power to perform, and shall perform, all duties incumbent upon the Secretary or Treasurer of the Corporation, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these Bylaws may require or the Board, the Chairman of the Board or the Chief Executive Officer may prescribe.
ARTICLE 7
INDEMNIFICATION AND EXCULPATION
7.01    Indemnification. The Corporation shall indemnify against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered to the fullest extent then permitted by law, any person who was, is or is threatened to be made a respondent in a proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, if it is determined in accordance with Section 145 of the DGCL (each, an “indemnitee” and together, the “indemnitees”) that (a) such indemnitee (i) acted in good faith, (ii) reasonably believed (1) in the case of conduct in the indemnitee’s official capacity, that the indemnitee’s conduct was in the Corporation’s best interests and (2) in any other case, that the indemnitee’s conduct was not opposed to the Corporation’s best interests and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the indemnitee’s conduct was unlawful; (b) with respect to expenses, the amount of expenses is reasonable; and (c) indemnification should be paid.
7.02    Insurance. The Corporation may purchase and maintain insurance for the benefit of any indemnitee against any liability incurred by him under the DGCL in his capacity as a governing person or delegate or indemnifying such governing person or delegate in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the governing person or delegate may be guilty in relation to the Corporation or any subsidiary thereof.
7.03    Advancement of Expenses. Expenses incurred by a governing person or delegate of the Corporation in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL that requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such governing person or delegate, to repay all amounts so advanced if it shall ultimately be determined that such governing person or delegate is not entitled to be indemnified under Section 7.01 or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, in no event shall a governing person or delegate be entitled to the advancement of expenses if a determination has been made by a judicial authority or governmental entity or agency or, absent such determination, any such authority, entity or agency has taken a position or issued any guidance stating, that the advancement of expenses to a governing person or delegate constitutes a personal loan in contravention of any law or regulation.
7.04    Vesting. The Corporation’s obligation to indemnify and to prepay expenses under Sections 7.01 and 7.03 shall arise, and all rights granted to the Corporation’s governing persons or delegates hereunder shall vest, at the time of the occurrence of the transaction or event to which a proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed (and whether arising out of a transaction or event occurring before or after adoption of this Article Seven). Notwithstanding any other provision of these Bylaws, no action taken by the Corporation subsequent to the adoption of this Article Seven, either by amendment of these Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections 7.01 and 7.03 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.
7.05    Enforcement. If a claim under Section 7.01 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.
7.06    Nonexclusive. The indemnification provided by this Article Seven shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, the Certificate, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
7.07    Permissive Indemnification. The Corporation may confer rights to indemnification and prepayment of expenses which are conferred on indemnitees by Sections 7.01 and 7.03 upon any employee or agent of the Corporation or other person serving at the request of the Corporation if, and to the extent, authorized by the Board.
7.08    Definitions. The term “proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.
ARTICLE 8
CERTIFICATES AND SHARES
8.01    Certificated Shares. The shares of the Corporation will be represented by certificates.
8.02    Stock Certificates. The certificates representing shares of stock of the Corporation shall be in such form as shall be in conformity with law and otherwise approved by the Board.
8.03    Issuance. The Board may issue shares for such consideration and to such persons as the Board may from time to time determine, except that, in the case of shares with par value, the consideration must be equal to or greater than the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid.
8.04    Consideration for Shares. Consideration for shares may consist of cash, any tangible or intangible property or benefit to the Corporation, including promissory notes, services performed or a contract for services to be performed, or securities of the Corporation or any other organization. In the absence of fraud in the transaction, the judgment of the Board as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.
8.05    Fractional Shares. Only whole shares of the stock of the Corporation shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the directors, or the officers in the exercise of powers delegated by the directors shall take such measures consistent with the law, the Certificate and these Bylaws including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.
8.06    Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate or certificates in place of any certificate representing shares previously issued if the registered owner of the certificate:

(a)	Claim. Makes proof by affidavit, in form and substance satisfactory to the Board, that a previously issued certificate representing shares has been lost, destroyed, or stolen;

(b)
Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)
Bond. Delivers to the Corporation a bond in such form, with such surety or sureties, and with such fixed or open penalty, as the Board may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)	Other Requirements. Satisfies any other reasonable requirements imposed by the Board.
When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he or she has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.
8.07    Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the stockholders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation for transfer of a certificate representing shares duly endorsed and accompanied by any reasonable assurances that such endorsements are genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or if it has discharged any duty with respect to any adverse claim, issue one or more new certificates to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
8.08    Registered Stockholders. The Corporation shall be entitled to treat the stockholder of record as the stockholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law or stock exchange requirement.
8.09    Legends. The Board shall cause an appropriate legend to be placed on certificates representing shares of stock as may be deemed necessary or desirable by the Board in order for the Corporation to comply with applicable federal or state securities or other laws.
8.10    Regulations. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration or replacement of certificates representing shares of stock of the Corporation.
ARTICLE 9
MISCELLANEOUS PROVISIONS
9.01    Dividends. Subject to provisions of applicable law and the Certificate, dividends may be declared by and at the discretion of the Board at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation. No unpaid dividend shall bear interest as against the Corporation.

9.02    Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders, Board, and any committee of the Board. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of:

(a)	the names and addresses of all stockholders of the Corporation; and

(b)	the number and class or series of shares issued by the Corporation held by each stockholder.
9.03    Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board; provided, that if such fiscal year is not fixed by the Board and the Board does not defer its determination of the fiscal year, the fiscal year shall be the calendar year.
9.04    Appointment of Auditor. The audit committee of the Board shall recommend and appoint the independent auditor to audit the Corporation’s financial statements, subject to ratification by the stockholders. For purposes of this Section 9.04, independence shall be established in accordance with Rule 10A-2 promulgated under the Exchange Act and any requirements established by any exchange or other similar organization listing any securities of the Corporation.
9.05    Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board. If the Board approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.
9.06    Attestation by the Secretary. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board authorizing such execution expressly state that such attestation is necessary.
9.07    Resignation. Any director, committee member, officer or agent may resign at any time by so stating at any meeting of the Board or the applicable committee or by giving notice in writing or by electronic transmission to the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified in the statement at the Board meeting or in the written or electronically transmitted notice, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given. If no effective time is specified in the resignation, the resignation shall be effective when delivered. Unless a resignation specifies otherwise, it shall be effective without being accepted.
9.08    Securities of Other Corporations. The Chief Executive Officer or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

9.09    Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.
9.10    Headings; Table of Contents. The headings and table of contents used in these Bylaws are for convenience only and do not constitute matters to be construed in the interpretation of these Bylaws.
9.11    Gender. When the context requires, the gender of all words used in these Bylaws includes the masculine, feminine, and neuter, and the number of all words includes the singular and the plural.
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